EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Sales OnLine Direct, Inc. 2001 Non-Qualified Stock Option Plan of our report dated March 16, 2009 with respect to our audit of the consolidated financial statements of Paid, Inc. (a Delaware corporation) included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ CCR LLP

Westborough, Massachusetts

June 15, 2009